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                                                                    EXHIBIT 99.1

PRESS RELEASE

                       GENELABS TECHNOLOGIES, INC. REPORTS
                      2004 FIRST QUARTER FINANCIAL RESULTS

REDWOOD CITY, Calif. - May 10, 2004 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported revenues of $0.7 million and a net loss of $4.8 million, or $0.05 per share for the first quarter 2004. This compares to revenues of $0.7 million and a net loss of $4.2 million, or $0.08 per share for the first quarter 2003.

At March 31, 2004, Genelabs had $25.8 million in cash and short-term investments.

"During the first quarter of 2004 Genelabs made important progress in all facets of our business," stated James A.D. Smith, president and chief executive officer. "We completed enrollment into our confirmatory clinical trial of Prestara(TM) for lupus, entered into a license agreement with Tanabe Seiyaku for the development and marketing rights to Prestara in Japan and also entered into an agreement for the sale of our diagnostics business. In research, we made the significant step of advancing our hepatitis C virus (HCV) drug discovery program into preclinical development status and initiating preclinical development studies. I am very excited about the prospects for our research and also for the near-term opportunity we have with Prestara in the United States."

Outlook for second quarter of 2004
Contract revenues for the second quarter 2004 are estimated to be approximately $0.6 million. Operating expenses are estimated to be approximately $5.8 million to $6.3 million, with approximately 75% of the operating expenses related to research and development. The second quarter net loss, which will include a nonrecurring gain of approximately $2.0 million on the sale of our diagnostics business, is estimated to be approximately $3.1 million to $3.6 million, or $0.04 per share. We estimate our cash and cash equivalents at the end of the second quarter of 2004 to be approximately $23.5 million.


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About Genelabs
Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We are concentrating our clinical development capabilities on Prestara(TM), an investigational drug for women with systemic lupus erythematosus and have received an approvable letter for our Prestara New Drug Application from the U.S. Food and Drug Administration. We are concentrating our drug discovery capabilities on novel antiviral compounds for treatment of hepatitis C virus infections.

NOTE: This press release contains forward-looking statements including statements regarding the prospects of our hepatitis C virus drug discovery program, the near-term opportunity Genelabs has with Prestara(TM) in the United States and the outlook for the second quarter of 2004. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company's capital requirements and history of operating losses; whether the results of the company's clinical trials of Prestara(TM) and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara(TM) as a treatment for SLE; uncertainties and risks regarding the company's ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs' research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company's technologies. The active ingredient in Prestara(TM) is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company has not submitted applications for regulatory review of Prestara(TM) outside the U.S. and Europe. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the company's filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions "Risk Factors," "Business Risks" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.


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                           GENELABS TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               March 31,  December 31,
                                                                 2004       2003
                                                               -------     -------
                                                             (Unaudited)
                                     ASSETS
Cash and cash equivalents                                      $25,844     $26,530
Other current assets                                             1,572       1,456
Property and equipment, net                                        836         920
Long-term investments                                              960         960
                                                               -------     -------
                                                               $29,212     $29,866
                                                               =======     =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities                                              $ 8,146     $ 7,051
Shareholders' equity                                            21,066      22,815
                                                               -------     -------
                                                               $29,212     $29,866
                                                               =======     =======

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                          GENELABS TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            For the three months ended
                                                     March 31,
                                              ----------------------
                                                2004          2003
                                              --------      --------
Contract revenue                              $    689      $    727
                                              --------      --------
Operating expenses:
         Research and development                4,345         3,557
         General and administrative              1,442         1,391
                                              --------      --------
              Total operating expenses           5,787         4,948
                                              --------      --------
Operating loss                                  (5,098)       (4,221)
Interest income                                     53            21
                                              --------      --------
Loss from continuing operations                 (5,045)       (4,200)
Income from discontinued operations
          of diagnostics subsidiary                262          --
                                              --------      --------
Net loss                                      $ (4,783)     $ (4,200)
                                              ========      ========
Loss per share from continuing operations     $  (0.06)     $  (0.08)
                                              ========      ========
Net loss per share                            $  (0.05)     $  (0.08)
                                              ========      ========
 Weighted average shares outstanding            87,690        53,393
                                              ========      ========